Exhibit 99.1

Vanda Pharmaceuticals Reports Second Quarter 2017 Financial Results

•	Total net product sales were $42.1 million in the second quarter of 2017

•	Hetlioz® net product sales grew to $22.5 million in the second quarter of 2017

•	Fanapt® net product sales grew to $19.5 million in the second quarter of 2017

•	Vanda reiterates 2017 net product sales guidance of $165 million to $175 million

WASHINGTON – August 2, 2017 – Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA) today announced financial and operational results for the second quarter ended June 30, 2017.

“During the second quarter of 2017, we advanced our company growth strategy and delivered strong operational and financial results,” said Mihael H. Polymeropoulos, M.D., Vanda’s President and CEO.

Key Highlights:

•	Total net product sales from HETLIOZ® and Fanapt® were $42.1 million during the second quarter of 2017, a 12% increase compared to $37.4 million in the first quarter of 2017 and a 17% increase compared to $36.0 million in the second quarter of 2016.

HETLIOZ® (tasimelteon)

•	HETLIOZ® net product sales grew to $22.5 million in the second quarter of 2017, a 12% increase compared to $20.2 million in the first quarter of 2017 and a 29% increase compared to $17.5 million in the second quarter of 2016.

•	In July 2017, the Fanapt US field force began promoting HETLIOZ® to psychiatrists for their sighted Non-24 patients.

•	Price negotiations for HETLIOZ® in Germany are expected to conclude by year-end 2017.

Fanapt® (iloperidone)

•	Fanapt® net product sales grew to $19.5 million in the second quarter of 2017, a 13% increase compared to $17.2 million in the first quarter of 2017 and a 5% increase compared to $18.6 million in the second quarter of 2016.

•	Fanapt® prescriptions, as reported by IMS, were 28,228 in the second quarter of 2017, a 1% decline compared to the first quarter of 2017.

Research and Development

HETLIOZ®

•	Enrollment of patients in the Jet Lag Disorder clinical program is ongoing. Results are expected in the second half of 2017.

•	Enrollment in the Smith-Magenis Syndrome clinical study is ongoing. Results are expected in 2018.

•	A pharmacokinetic study of the HETLIOZ® pediatric formulation is enrolling. The study is expected to be fully enrolled by the end of 2017.

Fanapt®

•	During July 2017, the European Medicines Agency’s Committee for Medicinal Products for Human Use (CHMP) adopted a negative opinion recommending against the marketing authorization of Fanaptum® (oral iloperiodone tablets) for the treatment of schizophrenia in adults. Vanda has requested a re-examination by the CHMP.

Tradipitant

•	Enrollment in a tradipitant clinical study for the treatment of chronic pruritus in patients with atopic dermatitis is complete. Results are expected in the third quarter of 2017.

•	A tradipitant clinical study for the treatment of gastroparesis is ongoing. Results are expected in the first half of 2018.

Cash, cash equivalents and marketable securities (Cash) were $137.1 million as of June 30, 2017, representing a decrease to Cash of $0.6 million during the second quarter of 2017.

Non-GAAP Financial Results

For the second quarter of 2017, Non-GAAP net income was $1.6 million, or $0.03 per share, compared to a Non-GAAP net income of $0.4 million, or $0.01 per share, for the second quarter of 2016.

Vanda provides Non-GAAP financial information, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the sections of this press release entitled “Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information.”

2017 Financial Guidance

Vanda reiterates its prior 2017 financial guidance and expects to achieve the following financial objectives in 2017:

Financial Objectives	2017 Guidance
Combined net product sales from both HETLIOZ® and Fanapt®	$165 to $175 million
HETLIOZ® net product sales	$88 to $93 million
Fanapt® net product sales	$77 to $82 million
Non-GAAP Operating expenses, excluding Cost of goods sold(1)	$162 to $172 million(2)
Intangible asset amortization	$1.7 million
Stock-based compensation	$9 to $12 million
Year-end 2017 Cash	$121 to $141 million

(1)	Non-GAAP Operating expenses, excludes cost of goods sold, intangible asset amortization and stock-based compensation.
(2)	Results are expected to be at the lower end of the guidance range.

Conference Call

Vanda has scheduled a conference call for today, Wednesday, August 2, 2017, at 4:30 PM ET. During the call, Vanda’s management will discuss the second quarter 2017 financial results and other corporate activities. Investors can call 1-888-771-4371 (domestic) or 1-847-585-4405 (international) and use passcode 45253483. A replay of the call will be available on Wednesday, August 2, 2017, beginning at 7:00 PM ET and will be accessible until Wednesday, August 9, 2017, at 11:59 PM ET. The replay call-in number is 1-888-843-7419 for domestic callers and 1-630-652-3042 for international callers. The passcode number is 45253483.

The conference call will be broadcast simultaneously on Vanda’s website, www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days.

Non-GAAP Financial Information

Vanda believes that the Non-GAAP financial information provided in this press release can assist investors in understanding and assessing the ongoing economics of Vanda’s business and reflect how it manages the business internally and sets operational goals. Vanda’s “Non-GAAP Selling, general and administrative expenses” and “Non-GAAP Research and development expenses” exclude stock-based compensation. Vanda’s “Non-GAAP Net income (loss),” “Non-GAAP Net income (loss) per share” and “Non-GAAP Operating expenses excluding Cost of goods sold” exclude stock-based compensation and intangible asset amortization.

Vanda believes that excluding the impact of these items better reflects the recurring economic characteristics of its business, as well as Vanda’s use of financial resources and its long-term performance.

This press release includes a projection of 2017 Non-GAAP Operating expenses, excluding Cost of goods sold, a forward-looking Non-GAAP financial measure under the heading “2017 Financial Guidance.” This Non-GAAP financial measure is determined by excluding cost of goods sold, stock-based compensation and intangible asset amortization. Vanda is unable to reconcile this Non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.

These Non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies since not all companies may calculate these measures in an identical manner and, therefore, they are not necessarily an accurate measure of comparison between companies.

The presentation of these Non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Vanda’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these Non-GAAP financial measures. In order to compensate for these limitations, Vanda presents its Non-GAAP financial guidance in connection with its GAAP guidance. Investors are encouraged to review the reconciliation of our Non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Vanda Pharmaceuticals Inc.

Vanda is a global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Various statements in this release, including, but not limited to, the guidance provided in the subheading to this release and under “2017 Financial Guidance” above, are “forward-looking statements” under the securities laws. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s assumptions regarding its ability to continue to grow its business in the U.S., Vanda’s ability to successfully commercialize HETLIOZ® in Europe and request to the European Medicines Agency’s Committee for Medicinal Products for Human Use to review the negative opinion recommending against the marketing authorization for oral Fanaptum® and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2017, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Vanda’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2017, to be filed with the SEC in the third quarter of 2017. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2017	2016	2017	2016
Revenues:
HETLIOZ® product sales, net	$22,507	$17,460	$42,689	$33,661
Fanapt® product sales, net	19,549	18,569	36,782	35,630

Total revenues	42,056	36,029	79,471	69,291
Operating expenses:
Cost of goods sold excluding amortization	4,529	6,494	8,532	12,450
Research and development	7,648	6,700	18,215	14,248
Selling, general and administrative	31,371	24,682	61,668	53,972
Intangible asset amortization	432	2,942	886	5,885

Total operating expenses	43,980	40,818	89,301	86,555

Loss from operations	(1,924)	(4,789)	(9,830)	(17,264)
Other income	397	171	677	288

Loss before income taxes	(1,527)	(4,618)	(9,153)	(16,976)
Provision for income taxes	7	—	26	—

Net loss	$(1,534)	$(4,618)	$(9,179)	$(16,976)

Net loss per share, basic and diluted	$(0.03)	$(0.11)	$(0.21)	$(0.39)
Weighted average shares outstanding, basic and diluted	44,718,597	43,202,751	44,559,368	43,153,598

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30 2017	December 31 2016
ASSETS
Current assets:
Cash and cash equivalents	$14,232	$40,426
Marketable securities	122,886	100,914
Accounts receivable, net	21,024	20,268
Inventory	742	779
Prepaid expenses and other current assets	15,725	11,788

Total current assets	174,609	174,175
Property and equipment, net	5,709	5,015
Intangible assets, net	26,933	27,819
Non-current inventory and other	3,420	3,365

Total assets	$210,671	$210,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$19,126	$16,196
Accrued government and other rebates	31,310	34,124
Milestone obligation under license agreement	25,000	—

Total current liabilities	75,436	50,320
Milestone obligation under license agreement	—	25,000
Other non-current liabilities	3,817	3,724

Total liabilities	79,253	79,044
Stockholders’ equity:
Common stock	45	44
Additional paid-in capital	486,400	477,087
Accumulated other comprehensive income	11	58
Accumulated deficit	(355,038)	(345,859)

Total stockholders’ equity	131,418	131,330

Total liabilities and stockholders’ equity	$210,671	$210,374

VANDA PHARMACEUTICALS INC.

Reconciliation of GAAP to Non-GAAP Financial Information

(in thousands, except for share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30 2017	June 30 2016	June 30 2017	June 30 2016
Net loss	$(1,534)	$(4,618)	$(9,179)	$(16,976)
Adjustments:
Stock-based compensation	2,656	2,074	4,912	4,340
Intangible asset amortization	432	2,942	886	5,885

Non-GAAP Net income (loss)	$1,554	$398	$(3,381)	$(6,751)

Non-GAAP Net income (loss) per share, basic	$0.03	$0.01	$(0.08)	$(0.16)
Weighted average shares outstanding, basic	44,718,597	43,202,751	44,559,368	43,153,598
Operating expenses	$43,980	$40,818	$89,301	$86,555
Adjustments:
Cost of goods sold excluding amortization	(4,529)	(6,494)	(8,532)	(12,450)
Stock-based compensation	(2,656)	(2,074)	(4,912)	(4,340)
Intangible asset amortization	(432)	(2,942)	(886)	(5,885)

Non-GAAP Operating expenses excluding Cost of goods sold	$36,363	$29,308	$74,971	$63,880

Research and development	$7,648	$6,700	$18,215	$14,248
Adjustment:
Stock-based compensation	(285)	(489)	(694)	(1,013)

Non-GAAP Research and development	$7,363	$6,211	$17,521	$13,235

Selling, general and administrative	$31,371	$24,682	$61,668	$53,972
Adjustment:
Stock-based compensation	(2,371)	(1,585)	(4,218)	(3,327)

Non-GAAP Selling, general and administrative	$29,000	$23,097	$57,450	$50,645

COMPANY CONTACT:

Jim Kelly

Executive Vice President & Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com

SOURCE Vanda Pharmaceuticals Inc.